AMENDMENT NO. 1

TO THE

MIMVI, INC.

AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

This Amendment No. 1 to the Mimvi, Inc. Amended and Restated 2010 Stock Incentive Plan (the “Plan”) has been approved by the sole director of Adaptive Medias, Inc. (the “Company”) and shall be effective upon approval by the shareholders of the Company.

The Plan is hereby amended as follows:

1.	The corporate name of the Company is amended to “Adaptive Medias, Inc.”; and

2.	The first sentence of Section 3(a) is amended and restated to read as follows: Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan is Thirty Million (30,000,000) Shares (the “Fungible Pool Limit”).

IN WITNESS OF THE FOREGOING, the undersigned Chief Executive Officer of Adaptive Medias, Inc. (the “Company”), certified that the foregoing amendment to the Amended and Restated 2010 Stock Incentive Plan was duly adopted by the Company’s sole director on December 4, 2013.

/s/ Qayed Shareef
Qayed Shareef
Chief Executive Officer